Exhibit 4.4
THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

IN ADDITION, A PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF MARCH 20, 2006 (THE “PURCHASE AGREEMENT”), A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THIS WARRANT.

VEIN ASSOCIATES OF AMERICA, INC
COMMON STOCK PURCHASE WARRANT
Number of Shares: ______________ Original Issue Date: March_____, 2006 Expiration Date: _________________, 2011	Holder: Attn:

Exercise Price per Share: $______	Tel: Fax:

Vein Associates of America, Inc, a company organized and existing under the laws of the State of Florida (the “Company”), hereby certifies that, for value received, __________________ or its registered assigns (the “Warrant Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to __________________ (__________) shares (as adjusted from time to time as provided in Section 7, the “Warrant Shares”) of common stock, $.001 par value (the “Common Stock”), of the Company at a price of _________ cents ($0.__) per Warrant Share (as adjusted from time to time as provided in Section 7, the “Exercise Price”), at any time and from time to time from and after the date thereof and through and including 5:00 p.m. New York City time on March ___, 2011 (the “Expiration Date”), and subject to the following terms and conditions:

        1.        Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.
        2.        Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”), and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person during the one (1) year-distribution compliance period (as defined in Regulation S promulgated under the 1933 Act) following the date hereof. “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation or any other legal entity.
        3.        Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued. The Company further represents and warrants that all of the Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further represents and warrants that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.
        4.        Registration of Transfers and Exchange of Warrants.
                   a.        Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant together with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in, or pursuant to, Section 12. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder.
                   b.        This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in, or pursuant to, Section 9 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.
        5.        Exercise of Warrants.
                   a.        Upon surrender of this Warrant together with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 12, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than five (5) business days after the Date of Exercise (as defined herein)) cause to be issued and delivered to, or upon the written order of, the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.
                   b.        A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.
                   c.        This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election to Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been made.
                   d.        (i)Notwithstanding anything contained herein to the contrary but subject to Sections 5(e) and 6, the Warrant Holder may, at its election exercised in its sole discretion, exercise this Warrant, in whole or in part, and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x (B — C))/B

(ii) For purposes of the foregoing formula:

A= the total number shares with respect to which this Warrant is then being exercised.

B= the last reported sale price (as reported by Bloomberg) of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.

C= the Warrant Exercise Price then in effect at the time of such exercise.

                   e.       Notwithstanding Section 5(d), this Warrant may not be exercised by means of a Cashless Exercise unless (i) the Company fails to register the Warrant Shares pursuant to an effective registration statement under the 1933 Act or (ii) the Company fails to file the reports required to be filed by the Company under the 1933 Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder. In addition, a Cashless Exerciseof this Warrant may not be madeuntil on or after the date that is six (6) months from the Original Issue Date of this Warrant.
                   f.        Notwithstanding any other provision contained herein, if, at any time following the registration of the Warrant Shares under the 1933 Act, the last reported per share sale price (as reported by Bloomberg) of the Common Stock for a period of twenty (20) consecutive trading days is not less than 175% of the Exercise Price then in effect hereunder, then the Company shall have the right, by delivery of written notice to the Warrant Holder, to require that the Warrant Holder exercise the unexercised portion of this Warant in its entirety within five (5) trading days following receipt of such notice; provided, however, in no event may the Company require the Warrant Holder to exercise this Warrant in any manner which would result in a violation of the Beneficial Ownership Limitation (as defined below).
        6.        Maximum Exercise. The Warrant Holder shall not be entitled to exercise thisWarrant on a Date of Exercise in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Warrant Holder and its affiliates on an exercise date and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Warrant Holder and its affiliates of more than four and nine tenths percent (4.9%) of the outstanding shares of Common Stock on such date (“Beneficial Ownership Limitation”). For the purposes of this Section 6, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 promulgated thereunder. The provisions of this Section 6(ii) shall be construed and implemented in a manner otherwise in strict conformity with its terms, to correct this section (or any portion hereof) which may be defective or inconsistent with the intended Beneficial

Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.
        7.        Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events, and all such adjustments shall be cumulative:
                   a.        Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc. The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.
                   b.        Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”) then, in each case, the Warrant Holder, on exercise hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of this Warrant prior to the Effective Date, the stock and other securities and property (including cash) to which such Warrant Holder would have been entitled upon the Effective Date if such Warrant Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).
                   c.        Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the Warrant Holder in the form of a certificate, certified and confirmed by the Company’s Board of Directors, Chief Financial Officer (CFO) or Chief Executive Officer (CEO), setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.
                   d.        The Company fails to meet certain earnings per share projections. In the event the Company earns between $0.01 and $0.0001 per share (where such earnings in this paragraph shall always be defined as earnings on a pre taxed fully diluted basis as reported for the fiscal year ended June 30, 2006 from recurring operations before any non recurring items (such as fees paid or accrued by the Company in connection with funding obtained under the Purchase Agreement, and the P&L impact of the Employee Stock Option Plan implemented pursuant to paragraph 6.22 of the Purchase Agreement), the Exercise Price shall be reduced proportionately by 0% if the earnings are $0.01 per share and by 99% if the earnings are $0.0001 per share. For example, if the Company earns $0.008 per share, or 20% below $0.01 per share, then the Exercise Price shall be reduced by 20%. Such reduction shall be made at the time the June 30, 2006 financial results are reported and shall be made based on the Exercise Price in effect at that time, and shall be cumulative upon any other changes to the Exercise Price of the warrant that may already have been made. In the event the Company earns below $0.0001, or has a loss, the Exercise Price shall be reduced by 99%.
                   e.        In addition to any adjustment pursuant to Section 7 (d) of this Agreement, in the event the Company’s Pre-Tax Income for the year ended June 30, 2007 is between $0.056 and $0.0001 per share on a fully-diluted basis, then the conversion price shall be reduced proportionately by 0% if the fully-diluted Pre Tax Income is $0.056 per share or greater and by 99% if the fully-diluted Pre Tax Income is $0.0001 per share or less. For example if the earnings are $0.045 per share (20% Decline) then the Conversion Price, as defined in the Certificate of Designation, shall be reduced by 20% of the then current conversion price per share. Fully-diluted Pre-Tax Income Per Share shall be based on the number of outstanding shares of Common Stock plus all shares of Common Stock issuable upon conversion of all outstanding convertible securities and upon exercise of all outstanding warrants, options and rights, regardless of whether (i) such shares would be included in determining diluted earnings per share and (ii) such convertible securities are subject to a restriction or limitation on exercise. Thus, for purpose of determining fully-diluted Pre-Tax Income Per Share, the four and nine tenths percent (4.9%) Limitation shall be disregarded. The adjustment to the conversion price shall be made within five business days of the audited numbers being reported to the SEC.
                   f.        The Company sells, grants or issues any shares, options, warrants, or any instrument convertible into shares or equity in any form below the exercise price per share of the warrant. In the event the Company sells, grants or issues any shares, options, warrants, or any security convertible or exercisable into shares of capital stock of the Company in any form below the current Exercise Price, then the Exercise Price shall be reduced to such lower price per share. Such reduction shall be made at the time such transaction is executed.
                   g.        Exempt Issuances. No adjustment shall be made under this Section 7 on account of any Exempt Issuance. As used in this Section 7, the term “Exempt Issuance” means the issuance of (i) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the board of directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; (ii) securities upon the exercise of or conversion of any securities issued hereunder, convertible securities, options or warrants issued and outstanding on the date of this Warrant, provided that such securities have not been amended since the date of this Warrant to increase the number of such securities; (iii) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; and (iv) securities repurchased by the Company pursuant to a right of first refusal.
        8.        Fractional Shares. The Company shall not be required to cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.
        9.        Sale or Merger of the Company. Upon a Change in Control, the restriction contained in Section 6(ii) shall immediately be released and the Warrant Holder will have the right to exercise this Warrant concurrently with such Change in Control event, unless the Warrant Holder notifies the Company within five (5) days of the Change in Control event that the Warrant Holder wishes to retain such restriction. For purposes of this Warrant, the term “Change in Control” shall mean a consolidation or merger of the Company with or into another company or entity in which the Company is not the surviving entity or the sale of all, or substantially all, of the assets of the Company to another company or entity not controlled by the then existing stockholders of the Company in a transaction or series of transactions.
        10.      Notice of Intent to Sell or Merge the Company. Subject to the disclosure requirements of Regulation FD, The Company will give Warrant Holder ten (10) business days notice before the event of a sale of all, or substantially all, of the assets of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity.
        11.      Issuance of Substitute Warrant. In the event of a merger, consolidation, recapitalization or reorganization of the Company or a reclassification of the Company shares of stock, which results in an adjustment to the number of shares subject to this Warrant and/or the Exercise Price hereunder, the Company agrees to issue to the Warrant Holder a substitute Warrant reflecting the adjusted number of shares and/or Exercise Price upon the surrender of this Warrant to the Company.
        12.      Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows: If to the Company:
Vein Associates of America, Inc.

400 International Parkway Suite 400 Heathrow, Florida 32746 Facsimile No.: 407.708.5819 Attention: Eric Luetkemeyer

with a copy to:

Herrick, Feinstein LLP

2 Park Avenue New York, New York 10016 Facsimile No.: 212.545.3322 Attention: Daniel A. Etna

If to the Warrant Holder:

To the address set forth on page 1 of this Warrant.

        13.     Miscellaneous.
                   a.       This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only by a writing signed by the Company and the Warrant Holder.
                   b.        Nothing in this Warrant shall be construed to give to any Person, other than the Company and the Warrant Holder, any legal or equitable right, remedy or cause of action under this Warrant. This Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.
                   c.        This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.
                   d.        The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.
                   e.        In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceablilty of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.
                   f.        The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.
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Next page is signature page.]

        IN WITNESS WHEREOF, the Company has caused the execution and delivery ofthis Warrant as of the Original Issue Date set forth above.
Vein Associates of America, Inc.

By: /s/ Eric Luetkemeyer
Name: Eric Luetkemeyer, President

FORM OF ELECTION TO PURCHASE
(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)
To: Vein Associates of America, Inc:
In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase ______________ shares of Common Stock (“Common Stock”), $.001 par value, of Vein Associates of America, Inc, and encloses the Warrant and $____ for each share of Common Stock being purchased or an aggregate of $_____________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) together with any applicable taxes payable by the undersigned pursuant to the Warrant. Alternately, subject to the limitations of Section 5(e) of this Warrant, the undersigned elects to make a Cashless Exercise pursuant to Section 5(d), to receive a Net Number of ___________ Warrant Shares (using the last reported sale price of $_______).
The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:
_____________________________________________
_____________________________________________
_____________________________________________
(Please print name and address)
_____________________________________________
(Please insert Social Security or Tax Identification Number)
If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:
_____________________________________________
_____________________________________________
_____________________________________________
(Please print name and address)
Dated:______________	Name of Warrant Holder:

(Print)_________________________________________ (By:)__________________________________________ (Name:)________________________________________ (Title:)_________________________________________

Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant